Exhibit 10.10

This page needs to be retained with the Agreement at all times.

COMPANY INFORMATION

BreathTech Corporation

2028 E. BEN WHITE BLVD. #240-9530

AUSTIN, TX 78741

CONTRACT INFORMATION

Contract ID:	4270915
Master Agreement Number:	4238605
Dept Reference No.:
Contract Description:	AMENDMENT NO. 2 TO JOINT DEVELPMENT AND OPTION AGREEMENT,
ADDING ADDITIONAL DISEASE INDICATIONS TO ORIGINAL AGREEMENT
Institute:	Innovations
Submitting Dept:	INNOVATIONS
Contract Amount:

Principal Investigator:

Dept Contact:	AMANDA WOCHELE

TERM INFORMATION

Effective Date:	6/8/2022
Expiration Date:	6/7/2024
Term Type:	Fixed

LEGAL TEAM INFORMATION

Attorney:	GERALD SCHAEFER

Paralegal:

Contract approved as to form for: 4270915

Attorney: SCHAEFER, GERALD

By: Litchfield, Jo Ann

Date: 6/16/2022 2:33:04 PM

AMENDMENT NO. 2

TO

JOINT DEVELOPMENT AND OPTION AGREEMENT

BETWEEN

THE CLEVELAND CLINIC FOUNDATION

AND

BREATHTECH CORPORATION

This Amendment No. 2 to Joint Development and Option Agreement (this "Amendment"), is made and entered into effective as of June l O, 2022 (the "Amendment Date"), by and between The Cleveland Clinic Foundation ("CCF') and BreathTech Corporation, a wholly-owned subsidiary of Astrotech Corporation ("Company", and together with CCF the "Parties", and each, a "Party").

ARTICLE I

WHEREAS, CCF and Company are parties to that certain Joint Development and Option Agreement, dated on or around October 20, 2020, and as amended March 23, 2022 (together, the "Original Agreement"); the Parties have an interest in working together to develop a rapid breath test for coronavirus (CV), bloodstream infections/endocarditis, respiratory/FLU A, B, and RSV, staphylococcus aureus carriage, clostridium difficile, and heart disease using COMPANY's mass spectrometry (MS) technology and collection of data related thereto through a clinical study.

WHERAS, the Parties desire to further amend the Original Agreement to modify certain provisions thereof; and

WHEREAS, capitalized terms used and not defined in this Amendment shall have the respective meanings given them in the Original Agreement.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

l.            Amendments. The Original Agreement is hereby amended by replacing Schedule A with the attached Schedule A.

2.           Limited Effect. Except as expressly provided in this Second Amendment, all of the terms and provisions of the Original Agreement are and shall remain in full force and effect. The amendments contained herein shall not be construed as a waiver or amendment of any other provision of the Agreement. On and after the Amendment Date, each reference in the Agreement to "this Agreement," "the Agreement," "hereunder," "hereof," "herein" or words of like import, will mean and be a reference to the Original Agreement, as amended.

3.           Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware.

4.           Miscellaneous.

(a)    This Amendment (together with the Original Agreement, as amended) constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

(b)    This Amendment shall inure to the benefit of and be binding upon each of the Parties and each of their respective successors and permitted assigns.

(c)    This Amendment may be executed in any number of counterparts, by different Parties hereto in separate counterparts and by email transmission of a PDF, each of which, when so executed and delivered, shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have caused this Amendment to be executed by their duly authorized representatives as of the date set forth below.

The Cleveland Clinic Foundation

BREATHTECH CORPORATION	THE CLEVELAND CLINIC FOUNDATION

By: /s/ Jaime Hinojosa	By: /s/ Serpil Erzunum, M.D.

Name: Jaime Hinojosa	Name: Serpil Erzunum, M.D.

Title: CFO	Title: Chief Research and Academic Officer

Date: June 21 2022	Date: June 16, 2022

Schedule A

Work Plan

Project Description: Development of a rapid breath test for bloodstream infections/endocarditis, respiratory/FLU A, B, and RSV, staphylococcus aureus carriage, clostridium difficile, and heart disease using COMPANY' s mass spectrometry (MS) technology and collection of data related thereto through a clinical study.

CCF will:

1.

Develop a clinical study protocol for obtaining breath samples from patients also being tested for bloodstream infections/endocarditis, respiratory/FLU A, B, and RSV, staphylococcus aureus carriage, clostridium difficile, and heart disease by standard means. Protocol will include, but is not limited to, infection disease sample collection and sample processing protocols meeting all regulatory requirements, and training protocols for personnel, enrollment of patients, collection of patient information, correlation of MS results with standard bloodstream infections/endocarditis, respiratory/FLU A, B, and RSV, staphylococcus aureus carriage, clostridium difficile, and heart disease test results, all meeting IRB criteria for approval.

2.

Pursuant to a separate clinical trial agreement, manage a clinical trial to carry out the above mentioned protocol for a number of infected and uninfected patients sufficient to conduct the MS analysis and achieve the outcome of developing a library of compounds as described below (number of patients to be determined by statistical analysis).

COMPANY will:

1.

Integrate the COMPANY's MiniMass Spectrometer Technology ("AMMST") into an instrument to detect indicators of bloodstream infections/endocarditis, respiratory/FLU A, B, and RSV, staphylococcus aureus carriage, clostridium difficile, and heart disease infection.

2.	Provide single use disposable breath capture devices.

3.	Conduct data analysis and AI required to build the disease detection compound libraries suitable for use with the AMMST.

Disease Indication	Cleveland Clinic Invention Disclosure	Publication	Patent
Bloodstream infections/endocardi tis	2022-061
Respiratory/FLU A, B, and RSV	2022-060
Staphylococcus aureus carriage	2022-059
Clostridium difficile (CDIFF)	2018-171		US 17/281,324, EP 19797408.2
Heart Disease	14060	Exhaled Acetone and Pentane in Acute Decompensated Heart Failure Correlate with Long Term Disease Free Survival. Tranchito L., et al; Journal of Cardiac Failure, 2017 Aug; 23(8):S3 l
Corona Virus	2020-087

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